Exhibit 99.1

Papa Murphy’s Holdings, Inc. Reports Second Quarter 2017 Results

Vancouver, WA, August 9, 2017 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its second quarter ended July 3, 2017.
Key financial highlights for the second quarter of 2017 include the following:

•	Revenue was $29.1 million compared to $29.9 million in the second quarter of 2016.

•	Domestic system comparable store sales decreased 4.3% compared to the second quarter of 2016 and included a 4.1% decrease at domestic franchise-owned stores.

•
Selling, general and administrative expense was $3.4 million net of a $2.8 million recovery of the advertising fund (ADF) deficit; we expect to recover $4.0 - $5.0 million of the remaining $7.1 million deficit over the balance of the year.

•
Net Loss was $6.2 million, or $0.37 per diluted share, including expenses not indicative of future operations totaling $7.3 million after-tax, or $0.44 per diluted share, compared to Net Income of $1.0 million, or $0.06 per diluted share in the prior year second quarter.

•
Expenses not indicative of future operations include the previously announced non-cash impairments related to the planned transition of our e-commerce platform to Olo.com and the closure of twelve company-owned stores.

•	Pro-Forma Net income(1) in the quarter was $1.1 million, or $0.07 per diluted share.

•	Adjusted EBITDA(1) was $7.9 million, compared to $5.7 million in the prior year second quarter.

•	Franchise-owners opened thirteen new stores in the quarter, including eleven units in the U.S.

•	The company refranchised seven company-owned stores in the quarter.
______________________

(1)
Pro-Forma Net Income and Adjusted EBITDA are non-GAAP measures. For a reconciliation of Pro-Forma Net Incom and Adjusted EBITDA to GAAP net income/(loss) and discussion of why we consider Pro-Forma Net Income and Adjusted EBITDA to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Jean Birch, Board Chair and interim Chief Executive Officer of Papa Murphy's Holdings, Inc., stated, “During the quarter, we continued to make progress on several key strategic initiatives designed to drive sales and profitability at the store-level. We expanded our delivery pilot to two additional markets, added a new third-party partner, and began executing the transition of our e-commerce platform to Olo. Additionally, we saw positive results in test as we targeted aggressive digital marketing to acquire new and reacquire lapsed users. Lastly, we are accelerating our refranchising efforts and now expect to refranchise up to thirty-five units this year. We believe that through successful execution against these strategies, along with the leadership of Weldon Spangler, our new CEO, we can return this business to sustained growth and profitability.”
Weldon Spangler, Chief Executive Officer of Papa Murphy’s Holdings, Inc. added, “I applaud the turnaround that Jean and the team have started. I’m excited to be here and look forward to working with our franchise-owners to improve short-term results and accelerate the strategic initiatives in play to return the system and the company to sustained growth and prosperity. I believe we can win and we are committed to winning.”

Key Operating Metrics

	Three Months Ended
	July 3, 2017	June 27, 2016
Domestic comparable store sales:
Franchised stores	(4.1)%	(3.7)%
Company-owned stores	(6.6)%	(6.6)%
Combined	(4.3)%	(4.0)%

System-wide sales ($’s in 000s)	$204,536	$215,253

Adjusted EBITDA ($’s in 000s)	$7,883	$5,685

Store Count
Franchised	1,358	1,375
Company-owned	149	156
International	43	39
System-wide	1,550	1,570
We use a variety of operating and performance metrics to evaluate the performance of our business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the second quarter of 2017 and 2016, we had 1,440 and 1,410 domestic comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
Adjusted EBITDA is defined as net income/(loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the elimination of various expenses that we consider not indicative of ongoing operations. For a reconciliation of Adjusted EBITDA to net income/(loss), the most directly comparable GAAP measure, see the financial tables accompanying this release.
2017 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is providing the following full-year outlook for fiscal 2017, which ends on January 1, 2018:

•	Domestic system-wide comparable store sales decline in the mid-to-low single digits, compared to previous guidance of growth in the range of -2% to flat;

•	Domestic franchise new store openings of around 40 units, compared to previous guidance of between 60 and 75 units;

•	Full-year refranchising of up to 35 company-owned units, compared to previous guidance of at least 15 company-owned units;

•
Selling, general and administrative expenses of approximately $30 million, including one-time estimated severance and restructuring costs of $2.5 million, a full year incremental ADF deficit of approximately $1.0 million, and approximately $0.5 million of expenses related to the e-commerce transition, compared to previous guidance of approximately $28 million, including one-time severance and restructuring costs of $2.6 million;

•	Adjusted EBITDA, excluding non-recurring impairment and closure costs and one-time severance and restructuring costs, of at least $20 million, compared with previous guidance of at least $24 million;

•	Cash Used in Investing Activities of no more than $2 million, compared to previous guidance of between $2 million and $4 million;

•	Cash Flow from Operations less Cash Used in Investing Activities of at least $15 million, consistent with previous guidance;

•	Full-year effective book tax rate of approximately 34.3%, compared to previous guidance of approximately 43.8%; and

•	Diluted share-count of approximately 16.8 million, consistent with previous guidance.
Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the second quarter financial results on Wednesday, August 9, 2017 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13667472. The replay will be available until Wednesday, August 16, 2017. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates more than 1,500 franchised and corporate-owned fresh pizza stores in 39 States, Canada, and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. Order online today at www.papamurphys.com.
Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected comparable stores sales growth, projected new store openings, projected selling, general and administrative expenses, including projected severance and restructuring costs, advertising fund deficit amounts, and e-commerce transition expenses, projected Adjusted EBITDA, projected capital expenditures, projected refranchising activities and resulting cash proceeds, projected cash flow from operations, projected effective tax rate, projected diluted share count, future financial or operational results and business strategy, including the expected effects of our e-commerce and digital marketing initiatives.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2017, (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro-Forma Net Income, EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are not derived in accordance with GAAP. EBITDA, Adjusted EBITDA and Pro-Forma Net Income should not be considered by the reader as an alternative to net (loss) income (the most comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Pro-Forma Net Income). The Company’s management believes that EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are helpful as indicators of the current financial performance of the Company because EBITDA, Adjusted EBITDA, and Pro-Forma Net Income reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of EBITDA, Adjusted EBITDA and Pro-Forma Net Income to GAAP net (loss) income in the financial tables accompanying this release.
The Company is also providing with this press release a forward looking estimate of the non-GAAP financial measure of Adjusted EBITDA. We do not, however, provide a reconciliation of this forward-looking non-GAAP measure to the most comparable GAAP measure because of the inherent difficulty in forecasting and quantifying various adjustments that are necessary for this reconciliation and, accordingly, the reconciling information cannot be obtained without unreasonable effort.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended
	July 3, 2017	June 27, 2016
	Unaudited	Unaudited
Revenues
Franchise royalties	$9,101	$9,538
Franchise and development fees	837	574
Company-owned store sales	18,715	19,470
Other	449	312
Total revenues	29,102	29,894

Costs and Expenses
Store operating costs:
Cost of food and packaging	6,303	6,781
Compensation and benefits	5,923	5,577
Advertising	2,113	1,897
Occupancy	2,314	1,503
Other store operating costs	1,955	2,555
Selling, general, and administrative	3,408	5,912
Depreciation and amortization	2,906	2,915
Loss (gain) on disposal or impairment of property and equipment	11,041	(59)
Total costs and expenses	35,963	27,081

Operating (Loss) Income	(6,861)	2,813

Interest expense, net	1,286	1,208
Other expense, net	48	43
(Loss) Income Before Income Taxes	(8,195)	1,562

(Benefit from) provision for income taxes	(2,008)	610
Net (Loss) Income	$(6,187)	$952

(Loss) earnings per share of common stock
Basic	$(0.37)	$0.06
Diluted	$(0.37)	$0.06
Weighted average common stock outstanding
Basic	16,867,929	16,744,553
Diluted	16,867,929	16,766,587

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)
(unaudited)

	July 3, 2017	January 2, 2017
Cash and cash equivalents	$1,539	$2,069
Total current assets	7,780	13,116
Total assets	252,535	273,872
Total current liabilities	23,167	22,900
Long-term debt, net of current portion	96,432	100,965
Total stockholders’ equity	90,296	101,496

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended
	July 3, 2017	June 27, 2016
Net (Loss) Income As Reported	$(6,187)	$952
Depreciation and amortization	2,906	2,915
(Benefit from) provision for income taxes	(2,008)	610
Interest expense, net	1,286	1,208
EBITDA	$(4,003)	$5,685

Expenses not indicative of future operations:
CEO transition & restructuring (a)	131	—
E-commerce impairment (b)	9,124	—
Store closures (c)	2,631	—
Adjusted EBITDA	$7,883	$5,685

Adjusted EBITDA margin (1)	27.1%	19.0%

(a)	Represents non-recurring management transition and restructuring costs in connection with recruitment of a new Chief Executive Officer and other executive positions.

(b)	Impairment charges on the write-down of our E-commerce platform based on the decision to move to an externally developed and hosted subscription based solution.

(c)	Represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close, plus lease loss reserves associated with the related lease obligations.

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended
	July 3, 2017	June 27, 2016
Net (Loss) Income As Reported	$(6,187)	$952
Expenses not indicative of future operations:
CEO transition & restructuring (a)	131	—
E-commerce impairment (b)	9,124	—
Store closures (c)	2,631	—
Income tax expense on adjustments (d)	(4,577)	—
Pro Forma Net Income	$1,122	$952

Earnings per share - pro forma:
Basic	$0.07	$0.06
Diluted	$0.07	$0.06

Weighted average shares outstanding - pro forma:
Basic	16,770,579	16,744,553
Diluted	16,788,481	16,766,587

(a)	Represents non-recurring management transition and restructuring costs in connection with recruitment of a new Chief Executive Officer and other executive positions.

(b)	Impairment charges on the write-down of our E-commerce platform based on the decision to move to an externally developed and hosted subscription based solution.

(c)	Represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close, plus lease loss reserves associated with the related lease obligations.

(d)	Reflects the tax expense associated with above adjustments at a normalized tax rate of 38.5%, in line with our estimated long-term effective tax rate.

Investor Contact:
Alexis Tessier, ICR
papamurphys-ir@icrinc.com
877-747-7272

Media Contact:
Christine Beggan, ICR
christine.beggan@icrinc.com
203-682-8329